UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 April 30, 2013
 (Date of earliest event reported)

HOME PROPERTIES, INC.
(Exact name of Registrant as specified in its Charter)

MARYLAND	1-13136	16-1455126
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

850 Clinton Square, Rochester, New York 14604
 (Address of principal executive offices and internet site)

(585) 546-4900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2013 Annual Meeting of the Stockholders of Home Properties, Inc. (the “Company”) was held on April 30, 2013.  Of the 51,664,308 shares of the Company’s common stock outstanding as of March 5, 2013 and entitled to vote at the Annual Meeting, 47,373,246 shares (representing 91.69%) were present either in person or by proxy.  The following describes the proposals considered by the Company’s stockholders at the Annual Meeting, as well as the results of the votes cast at the meeting.  The proposals are described in detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 28, 2013.

Proposal 1:  To elect six Directors of the Company to serve until the 2014 Annual Meeting of Stockholders and until their respective successors is elected.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Stephen R. Blank	42,441,564	287,838	4,643,844
Alan L. Gosule	42,218,461	510,941	4,643,844
Leonard F. Helbig, III	42,243,650	485,752	4,643,844
Thomas P. Lydon, Jr.	42,530,847	198,555	4,643,844
Edward J. Pettinella	42,420,777	308,625	4,643,844
Clifford W. Smith, Jr.	42,364,641	364,761	4,643,844

Proposal 2:  Non-binding advisory vote on executive compensation.

Votes For	Votes Against	Abstentions	Broker Non-Votes
42,225,594	417,045	86,763	4,643,844

Proposal 3:  Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2013.

Votes For	Votes Against	Abstentions
46,991,685	334,472	47,089

No other matters were voted upon at the Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOME PROPERTIES, INC.
(Registrant)

Date:           May 2, 2013                                           By:      /s/ David P. Gardner
David P. Gardner
Executive Vice President and Chief Financial Officer